12941 Interstate 45 N, Suite 422
Houston, Texas 77060
Phone (281) 873-5005
Fax (281) 873-5383
www.jbraden.com
jbraden@jbraden.com

September 23, 2011

Office of the Chief Accountant
Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam:

We have read the Item 4.01 included in the Form 8-K dated September 23, 2011 of Liberty Energy Corp to be filed with the Securities and Exchange Commission and are in agreements with the statements contained therein.

Very Truly Yours,

ABBM Group, Ltd. LLP